EXHIBIT 13

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, we, Jeff Hsieh Cheng, Chief Executive Officer, and David J. Fremed, Chief Financial Officer, of Grand Toys International Limited (the “Company”), hereby certify that the Company’s Annual Report on Form 20-F for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 15, 2007

/s/ Jeff Hsieh Cheng
Name: Jeff Hsieh Cheng Title: Chief Executive Officer

/s/ David J. Fremed
Name: David J. Fremed Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.